UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 7, 2018

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events
On December 7, 2018, Walmart Inc. (the “Company”) was informed that Gregory S. Foran, Executive Vice President, President and Chief Executive Officer of the Company’s Walmart US division, entered into a stock trading plan designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Plan”). Rule 10b5-1 trading plans permit individuals who are not in possession of material non-public information to adopt a written pre-arranged plan for transactions in securities under specified conditions and for specified periods of time. Mr. Foran’s Plan is part of an individual long-term asset diversification, tax, and financial planning strategy, and is in accordance with the Company’s Insider Trading Policy. Under the terms of the Plan, Mr. Foran will have no discretion or control over the timing or effectuation of any transactions in Company securities pursuant to the Plan.
Under the terms of the Plan, Mr. Foran may sell up to 38,973 shares of Company common stock, par value $0.10 per share, that he currently owns, subject to minimum price thresholds specified in the Plan. Any such sales would occur between March 11, 2019 and January 31, 2020. In addition, the Plan provides for the sale of up to all shares of Company common stock to be issued upon the vesting of performance share units granted to Mr. Foran in January 2016 and scheduled to vest on January 31, 2019, net of shares withheld to cover income taxes on the vesting. These performance share units subject to the Plan represent a “target” amount of 76,832 shares prior to tax withholding; however, the maximum number of shares that could vest, prior to tax withholding, is 101,457 shares. Under the terms of the Plan, any such sales of shares issued upon vesting of these performance share units would occur between March 15, 2019 and January 31, 2020, subject to minimum price thresholds specified in the Plan.
Mr. Foran continues to be subject to the Company’s stock ownership guidelines, under which he is required to hold Company stock equal in value to at least five times his base salary within 5 years of his appointment to his current position.
Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law. Except as required by law, the Company does not undertake to report other Rule 10b5-1 trading plans that may be adopted by any officers, directors, or other shareholders in the future or to report any modifications or terminations of any publicly announced trading plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018

WALMART INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Senior Vice President and Chief Counsel, Finance and Corporate Governance